UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2009

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue New York, NY, 10154 (Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 1, 2009, Bristol-Myers Squibb Company (the “Company”) announced the completion of the acquisition of all outstanding shares of common stock, par value $0.01, of Medarex, Inc., a New Jersey Corporation (“Medarex”), together with the associated rights to purchase Series A Junior Participating Preferred Stock of Medarex issued pursuant to the Rights Agreement, dated as of May 23, 2001, as amended, between Medarex and Continental Stock Transfer & Trust Company (the “Shares”), that were not already owned by the Company and its subsidiaries.  The acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by Puma Acquisition Corporation, a New Jersey corporation and a wholly owned subsidiary of the Company (the “Purchaser”), for the Shares at a price of $16.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 28, 2009, and in the related Letter of Transmittal, each as amended and supplemented, filed by the Company and the Purchaser with the Securities and Exchange Commission on July 28, 2009, followed by the merger of the Purchaser with and into Medarex.  The press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

99.1           Press release dated September 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY Registrant

By:	/s/ Jeremy Levin
Name: Dr. Jeremy Levin
Title: Senior Vice President, Strategic Transactions

September 2, 2009

EXHIBIT INDEX

Exhibit No.                      Description

99.1.	Press release dated September 1, 2009